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                                                                      Exhibit 11




                        ITT EDUCATIONAL SERVICES, INC.
              COMPUTATION OF BASIC AND DILUTED EARNINGS PER SHARE
                     (In thousands, except per share data)


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
                                                Three Months Ended September 30,                   Nine Months Ended September 30,
                                                ---------------------------------                  -------------------------------
                                                    2000                1999                         2000              1999
                                                    ----                ----                         ----              ----

Net income                                      $       7,473      $       10,050                  $     12,536      $      17,820
                                                =============     ===============                  ============      =============
Shares:
   Weighted average number of shares
      of common stock outstanding                      23,912              24,935                        24,147             25,424

Shares assumed issued
   (less shares assumed purchased
   for treasury) on stock options                         234                  97                           158                162
                                                -------------     ---------------                  ------------      --------------
Outstanding shares for diluted
   earnings per share calculation                      24,146              25,032                        24,305             25,586
                                                =============     ===============                  ============      ==============
Earnings per common share:
     Basic                                      $        0.31      $         0.40                  $       0.52      $        0.70
     Diluted                                    $        0.31      $         0.40                  $       0.52      $        0.70
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